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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89943) of InsWeb Corporation of our report dated January 31, 2001, except for Notes 11 and 19 for which the date is March 30, 2001 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Sacramento, California
March 30, 2001